UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2020
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
6.625% Senior Notes due 2045	TDI	New York Stock Exchange
6.875% Senior Notes due 2059	TDE	New York Stock Exchange
7.000% Senior Notes due 2060	TDJ	New York Stock Exchange
5.875% Senior Notes due 2061	TDA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Annual Meeting of Shareholders of Telephone and Data Systems, Inc. (TDS) held on May 21, 2020, based on the below voting results, the shareholders of TDS approved the Telephone and Data Systems, Inc. 2020 Long-Term Incentive Plan (the 2020 Incentive Plan). The purposes of the 2020 Incentive Plan are to: (i) align the interests of the shareholders of TDS and the recipients of awards under the 2020 Incentive Plan by increasing the proprietary interest of such recipients in TDS’ growth and success; (ii) advance the interests of TDS by attracting and retaining officers and other employees of TDS and certain of its affiliates; and (iii) motivate such persons to act in the long-term best interests of TDS and TDS’ shareholders.
A total of 5 million Common Shares are reserved for issuance under the 2020 Incentive Plan. Under the 2020 Incentive Plan, TDS is authorized to grant incentive stock options, nonqualified stock options, stock appreciation rights, bonus stock awards, restricted stock awards, restricted stock unit awards, other stock-based awards, performance share awards and employer match awards for deferred bonus payments.

The 2020 Incentive Plan will be administered by a committee selected by the TDS Board of Directors and made up of two or more members of the TDS Board of Directors, each of whom is intended to be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Participants in the 2020 Incentive Plan will consist of certain employees of TDS and certain of its affiliates selected by the committee in its sole discretion.

The 2020 Incentive Plan will terminate as of the first annual meeting of TDS' stockholders to occur on or after May 21, 2030, unless terminated earlier by the TDS Board of Directors.

Other terms of the 2020 Incentive Plan, including material terms of performance goals under such plan, are set forth under Proposal 3 of the TDS definitive proxy statement dated April 8, 2020, as filed with the SEC on Schedule 14A on April 8, 2020, which are incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the 2020 Incentive Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders on May 21, 2020, the following number of votes were cast for the matters indicated. The following voting results are final.

1.Election of Directors.

The following directors received the following votes and were elected:

a. For the election of eight Directors of TDS by the holders of Series A Common Shares:

Nominee	For	Withhold	Broker Non-vote
James W. Butman	72,243,674	—	1,040
LeRoy T. Carlson, Jr.	72,243,674	—	1,040
Letitia G. Carlson, M.D.	72,243,674	—	1,040
Prudence E. Carlson	72,243,674	—	1,040
Walter C. D. Carlson	72,243,674	—	1,040
Kimberly D. Dixon	72,243,674	—	1,040
Kenneth R. Meyers	72,243,674	—	1,040
Christopher D. O'Leary	72,243,674	—	1,040

b. For the election of four Directors of TDS by the holders of Common Shares:

Nominee	For	Withhold	Broker Non-vote
Clarence A. Davis	87,952,166	6,645,674	4,178,032
George W. Off	70,789,064	23,808,776	4,178,032
Wade Oosterman	77,661,709	16,936,130	4,178,032
Gary L. Sugarman	87,695,199	6,902,641	4,178,032

2.Proposal to ratify the selection of PricewaterhouseCoopers LLP as Independent Registered Public Accountants for 2020.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
122,589,139	408,041	90,538	—

3.Proposal to approve the Telephone and Data Systems, Inc. 2020 Long-Term Incentive Plan.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
119,754,270	1,136,636	45,210	2,151,603

4.Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in TDS' Proxy Statement dated April 8, 2020 (commonly known as "Say-on-Pay").

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
119,523,304	1,237,893	174,919	2,151,603

5.Shareholder Proposal to recapitalize TDS' outstanding stock to have an equal vote per share.

The proposal received the following votes and was defeated:

For	Against	Abstain	Broker Non-vote
43,174,719	77,625,462	135,934	2,151,603

Item 9.01. Financial Statements and Exhibits
(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibit
10.1
Telephone and Data Systems, Inc. 2020 Long-Term Incentive Plan, is hereby incorporated by reference from Exhibit A to the TDS definitive proxy statement dated April 8, 2020, which was filed with the SEC on Schedule 14A on April 8, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.
(Registrant)

Date:	May 26, 2020	By:	/s/ Peter L. Sereda
Peter L. Sereda
Executive Vice President and Chief Financial Officer
(principal financial officer)